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                                  EXHIBIT 99.1
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            Press Release of the Registrant dated December 1, 1995





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                                                                   EXHIBIT 99.1




FOR IMMEDIATE RELEASE                                     FOR INFORMATION:


                                                          CHARLES STRAUCH
                                                          CHARLES MCBRAYER
                                                          (714) 832-9922


            PAIRGAIN REPORTS UNAUTHORIZED ACTIONS BY EXTERNAL FIRMS
                       RESULTING IN NON-OPERATIONAL LOSS

         TUSTIN, CA --- (Dec. 1, 1995) --- PairGain Technologies, Inc. (NASDAQ:
PAIR) announced today that unauthorized trading activity in one of the company's brokerage accounts had resulted in non-operating losses of $15.9 million. The company stated that certain of its outside brokers engaged in substantial unauthorized trading activities in Treasury securities. These losses were concealed from the company until last week. PairGain has made demands seeking restitution in the ensuing days, without satisfactory response. The company intends to initiate legal action against the firms involved upon completion of a full investigation.

         Mr. Charles S. Strauch, chairman and chief executive officer of PairGain, emphasized that the activities of these outside brokers were in violation of the company's specific investment guidelines. A minority portion of PairGain's excess cash was on account with these brokers with specific instructions that it be invested only in US Treasury notes of mixed maturities. "Flagrant misrepresentations regarding account status and false monthly statements delayed the company's awareness that losses had occurred," remarked Mr. Strauch. He stated that the company would reflect the full amount of the loss in its 1995 financial statements, and that it may be necessary to restate prior quarters to properly reflect the period or periods in which the losses occurred.

         Mr. Strauch emphasized that the losses were non-operational in nature and the company has over $55 million in cash reserves with no long-term debt. Mr. Strauch stated that, "All aspects of PairGain's operations, bookings, revenues and operating profits continue to be very strong through eleven months and we are entering December in an excellent position."

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NOTE TO INVESTORS, ANALYSTS AND EDITORS
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THE COMPANY WILL HOLD A CONFERENCE CALL ON FRIDAY, DECEMBER 1, 1995 AT 2:00PM
(PACIFIC STANDARD TIME).

                         CALL IN NUMBER:  212-346-0202

A SECOND CONFERENCE CALL WILL BE CONDUCTED ON MONDAY, DECEMBER 4, 1995 AT 5:00AM (PACIFIC STANDARD TIME).

                          CALL IN NUMBER: 212-346-6600


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